UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 1400 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 453-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
7.75% Series D Cumulative Redeemable Preferred Stock	TWO PRD	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock	TWO PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement - Public Offering of Convertible Senior Notes

On January 27, 2021, Two Harbors Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities, LLC, as representative of the several underwriters thereto (the “Underwriters”) to issue and sell to the Underwriters $250,000,000 aggregate principal amount of its 6.25% Convertible Senior Notes due 2026 (the “Notes”) in a public offering pursuant to a Registration Statement on Form S-3 (Registration No. 333-223311) (the “Registration Statement”) and a related prospectus, as supplemented by a preliminary prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2021 and a final prospectus supplement filed with the SEC on January 28, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $37,500,000 principal amount of Notes to cover over-allotments, if any.

The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to Exhibit 1.1.

Indenture

The Notes were issued pursuant to an indenture, dated as of January 19, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of February 1, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 6.25% per year on the principal amount and will accrue from the date of issuance or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on January 15th and July 15th of each year, beginning on July 15, 2021. The Notes will mature on January 15, 2026 unless repurchased or converted in accordance with their terms prior to such date.

Holders may convert their Notes into shares of the Company's common stock, $0.01 par value per share, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate will initially equal 135.5014 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $7.38 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change, the Company will, in certain circumstances, increase the conversion rate for a holder that converts its Notes in connection with such make-whole fundamental change.

Subject to certain exceptions, the Company's charter restricts ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of its outstanding shares of common stock, or of its outstanding capital stock, in order to protect its status as a REIT for U.S. federal income tax purposes. Notwithstanding any other provision of the Notes, no holder of Notes will be entitled to receive the Company's common stock following conversion of such Notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in its charter.

The Company may not redeem the Notes prior to maturity. No sinking fund will be provided for the Notes.

Upon the occurrence of a fundamental change, as defined in the Indenture, holders may require the Company to purchase the Notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The Notes will be the Company's senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment to the Company's existing and future unsecured indebtedness that is not so subordinated, effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and any preferred equity of the Company's subsidiaries as well as to any of the Company's existing or future indebtedness that may be guaranteed by any of the Company's subsidiaries (to the extent of any such guarantee).

If there is an event of default under the Notes, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable. Each of the following is an event of default with respect to the Notes:

•	default in any payment of interest on any note when due and payable, and the default continues for a period of thirty (30) days;

•	default in the payment of principal of any note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise;

•	failure by the Company to comply with its obligation to convert the Notes into shares of the Company's common stock in accordance with the indenture upon exercise of a holder’s conversion right, which failure continues for three (3) business days;

•	failure by the Company to comply with its obligations with obligations related to a merger, consolidation or sale;

•	failure by the Company to provide timely notice in connection with a fundamental change;

•	failure by the Company for sixty (60) days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of the Company's agreements contained in the Notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically provided for or which does not apply to the Notes), which notice shall state that it is a “Notice of Default” under the indenture;

•	failure by the Company to pay beyond any applicable grace period, or resulting in the acceleration of, indebtedness of the Company or any of its subsidiaries where the aggregate principal amount with respect to which the default has occurred is greater than $25,000,000 (or its foreign currency equivalent at the time); or

•	certain events of bankruptcy, insolvency, or reorganization of the Company or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of the Company. If an event of default other than an event of default arising under this clause occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of then outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding Notes to be due and payable. In addition, upon an event of default arising under this clause above with respect to the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon any such acceleration, the principal of and accrued and unpaid interest, if any, on the Notes will be due and payable immediately.

The summary of each of the Base Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture and the form of Note. The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 19, 2017, and is hereby incorporated herein by reference. The Supplemental Indenture and the form of Note are included as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On February 1, 2021, the Company completed its public offering of $287,500,000 aggregate principal amount of its Notes, including an additional $37,500,000 principal amount of its Notes pursuant to the Underwriters’ full exercise of its over-allotment option pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1	Underwriting Agreement, dated January 27, 2021, between the Company and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

4.1	Supplemental Indenture, dated as of February 1, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 6.25% Convertible Senior Notes due 2026 (included in Exhibit 4.1 hereto).

5.1	Opinion of Stinson LLP with respect to the legality of the Notes and the underlying shares of common stock.

8.1	Opinion of Sidley Austin LLP, relating to certain tax matters concerning the Notes and the underlying shares of common stock.

23.1	Consent of Stinson LLP (included in Exhibits 5.1).

23.2	Consent of Sidley Austin LLP (included in Exhibits 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
General Counsel and Secretary
Date: February 1, 2021